Exhibit 10.40

EQUITY LINE PURCHASE AGREEMENT

By and Between

Health Sciences Group, Inc.

and

Vestcap International Management, Ltd.

EQUITY LINE PURCHASE AGREEMENT, dated as of September 27, 2004 (this "Agreement"), by and between Vestcap International Management, Ltd., a corporation organized under the laws of the British Virgin Islands (the "Investor") and Health Sciences Group, Inc., a Colorado corporation (the "Company").

WHEREAS, the Investor is a corporation organized under the laws of the British Virgin Islands and;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company may issue and sell to Investor from time to time as provided herein and pursuant to one or more of the exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Act"), provided by Section 4(2) of the Act or Regulation D promulgated thereunder, shares of its Common Stock (as defined below) for an aggregate purchase of up to Five Million Dollars ($5,000,000);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

"Act" has the meaning ascribed to it in the recitals hereto.

"Action" has the meaning ascribed to it in Section 4.15 hereof.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

"Bid Price" means the closing bid price of the Common Stock on the Principal Market for its regular trading session on the date in question (as reported by Bloomberg L.P.), or if there is no such price on such date, then the closing bid price as reported on the date nearest preceding such date.

"Business Day" means any day (other than a Saturday or Sunday) on which banks are open for business in New York City, New York.

"Calculation Notice" means the written notice of the Company, in the form of Exhibit B hereto, which is delivered to the Investor on a Closing Date, specifying the Investment Amount as determined pursuant to Section 2.1 hereof and number of Put Shares issuable to the Investor at such Closing.

"Closing" has the meaning ascribed to it in Section 2.2(a) hereof.

"Closing Date" has the meaning ascribed to it in Section 2.2(a) hereof.

"Commission" means the U.S. Securities and Exchange Commission.

"Commitment Period" means the period commencing on the Effective Date and expiring on the earliest to occur of: (x) the date on which the Investor shall have paid an aggregate of Five Million Dollars ($5,000,000) in Investment Amounts for Put Shares pursuant to this Agreement, (y) the date this Agreement is terminated in accordance with the terms hereof, or (z) the date occurring thirty six (36) months after the Effective Date.

"Common Stock" means the Company's common stock, par value $0.001 per share, or such securities into which such stock shall hereafter be reclassified.

"Company Required Items" has the meaning ascribed to it in Section 2.2(a) hereof.

"Condition Satisfaction Date" has the meaning ascribed to it in Section 6.1 hereof.

"Effective Date" means the date on which the Commission first declares effective a Registration Statement meeting the requirements of the Registration Rights Agreement and registering the resale by the Investor of the Put Shares.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"GAAP" has the meaning ascribed to it in Section 4.7 hereof.

"Intellectual Property Rights" has the meaning ascribed to it in Section 4.12 hereof.

"Investment Amount" means the dollar amount to be invested by the Investor to purchase Put Shares in connection with a Put.

"Issuance Deadline" has the meaning ascribed to it in Section 2.2(c) hereof.

"Market Price" means the lowest Bid Price during the Valuation Period.

"Material Permits" has the meaning ascribed to it in Section 4.13 hereof.

"Payment Deadline" has the meaning ascribed to it in Section 2.2(c) hereof.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Principal Market" means whichever of the OTC Bulletin Board, Nasdaq National Market, Nasdaq SmallCap Market, American Stock Exchange or New York Stock Exchange that is then the principal trading exchange, market or quotation system for the Common Stock.

"Purchase Price" means with respect to Put Shares, an amount equal to 95% of the Market Price for the applicable Valuation Period.

"Put" means the exercise by the Company of its right to require the Investor to purchase Put Shares pursuant to the terms of this Agreement.

"Put Date" means the date that a Put Notice is deemed delivered in accordance with Section 2.1(a).

"Put Notice" means the written notice of the Company, in the form of Exhibit A hereto, which is delivered to the Investor pursuant to Section 2.1(a) hereof.

"Put Shares" means the number of shares of Common Stock that will be issued and sold to the Investor pursuant to a Put.

"Registrable Securities" shall include all Put Shares and, for purposes of Section 6(e) of the Registration Rights Agreement.

"Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, by and between the Company and the Investor, in the form of Exhibit C hereto.

"Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

"Securities" means the Put Shares.

"SEC Documents" has the meaning ascribed to it in Section 4.7 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

"Subsidiaries" has the meaning ascribed to it in Section 4.1 hereof.

"Trading Day" means (a) a day on which the Common Stock is traded on the Principal Market on which the Common Stock is then listed or quoted, or (b) if the Common Stock is not listed or quoted for trading on a Principal Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any Business Day.

"Transaction Documents" has the meaning ascribed to it in Section 4.1 hereof.

"Valuation Period" means the period of five (5) Trading Days commencing on the first Trading Day following the Put Date.

ARTICLE II

PURCHASE AND SALE OF COMMON STOCK

Section 2.1 Investments.

(a) Put Notice. Subject to the conditions and limitations set forth herein, the Company may make a Put at any time during the Commitment Period by the delivery of a duly completed Put Notice.

(i) Delivery. At least seven (7) Trading Days must have elapsed since the immediately preceding Put Date before the Company delivers a new Put Notice to the Investor pursuant to this Section 2.1. A Put Notice shall be deemed delivered on: (A) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 p.m. Eastern Standard Time on such days, or (B) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 p.m. Eastern Standard Time on a Trading Day or at any time on a day which is not a Trading Day.

(ii) Content. Each Put Notice shall state the following information: (A) the Put Date, (B) the Closing Date for the Put, including the first and last dates of the Valuation Period applicable to such Closing, and (C) the Investment Amount that the Company intends to sell to the Investor.

(b) Limitations on Puts and Common Stock Issuable.

(i) The maximum Investment Amounts for all Puts is an aggregate of Five Million Dollars ($5,000,000).

(ii) The Investment Amount for each Put shall be equal to the amount specified by the Company in its Put Notice; provided, however, that such amount shall not, within any thirty (30) day period, exceed Five Hundred Thousand Dollars ($500,000) per Put unless otherwise mutually agreed to be both the Company and the Investor.

(iii) The Company's right to deliver a Put Notice is subject to the satisfaction by the Company, or waiver by the Investor, of the conditions set forth in Section 6.1(d) through (g) hereof.

(iv) No fractional shares shall be issued.  Fractional shares shall be rounded to the next higher whole number of shares of Common Stock.

(v) In no event shall the number of shares issuable to the Investor pursuant to a Put cause the Investor to beneficially own in excess of nine and 9/10 percent (9.9%) of the then outstanding Common Stock of the Company.

Section 2.2 Closings.

(a) Company Obligations. Subject to the satisfaction of the conditions set forth in Section 6.1 of this Agreement, the closing of the purchase by the Investor of Put Shares hereunder (a "Closing") shall occur on the first (1st) Business Day following the end of a Valuation Period for such Put (a "Closing Date"). The Investment Amount shall be funded in full on the Closing Date.  The number of Put Shares issuable on the Closing Date of a Put shall be equal to the Investment Amount divided by the Purchase Price. On the Closing Date, the Company shall (x) deliver (or cause to be delivered) to the Investor the calculation notice in the form of Exhibit B hereto setting forth the calculation of the total number of Put Shares that are to be issued and sold at such Closing for the specified Investment Amount; (y) deliver (or cause to be delivered) by 1:00 p.m. EST to the Investor's account through the Depository Trust Company DWAC system, per written account instructions delivered by the Investor to the Company at least three (3) Business Days preceding the Closing, the Put Shares to be issued and sold to the Investor at such Closing; and (z) deliver (or cause to be delivered) to the Investor all other documents, instruments and writings required to be delivered by it pursuant to the Transaction Documents (as defined herein) in order to effect a Closing hereunder (the items contemplated by clauses (x) through (z) above are collectively referred to as the "Company Required Items").

The Company acknowledges that the Investor may sell the Put Shares purchased pursuant to a Put Notice during the corresponding Valuation Period.

(b) Investor Obligations. Upon receipt of the Company Required Items and subject to the satisfaction by the Company, or waiver by the Investor, of the conditions to the Investor's obligation to purchase Put Shares set forth in Section 6.1, on each Closing Date the Investor shall deliver (or cause to be delivered) to the Company, the Investment Amount for the Put Shares to be issued and sold at such Closing, less any cash fee to which the Investor pursuant to Section 2.5(c) hereof, or Lindon Law Corporation pursuant to Section 2.5(a) hereof, is entitled with respect to such Closing, no later than the close of business on the Closing Date.

(c) Delay or Cancellation of Closing. In the event that (i) the Company delivers the Company Required Items on the Closing Date, (ii) the conditions to the Investor's obligation to purchase the Put Shares set forth in Section 6.1 are either satisfied or waived on the Closing Date and (iii) Investor's account is credited with the Put Shares after 1:00 p.m. EST on the Closing Date but prior to the close of business on the Closing Date (the "Issuance Deadline"), the Investor shall deliver (or cause to be delivered) to the Company, the Investment Amount for the Put Shares to be issued and sold at such Closing, less any cash fee to which the Investor pursuant to Section 2.5(b) hereof, or Lindon Law Corporation pursuant to Section 2.5(a) hereof, is entitled with respect to such Closing, no later than the close of business on the Business Day following the initially scheduled Closing Date (the "Payment Deadline"). In the event that: (i) any Company Required Item shall not have been delivered, (ii) any condition set forth in Section 6.1 shall not have been fulfilled by the Company or waived by the Investor, (iii) the Investor's account shall not have been credited with the Put Shares to be issued and sold to the Investor by the Issuance Deadline or (iv) the Investor shall for any reason fail to make payment of the Investment Amount to the Company by the Payment Deadline, such Closing shall be canceled and any Company Required Items delivered to the Investor and any Put Shares credited to the Investors account, in both cases, in connection with such Closing, shall be returned to, or as directed by, the Company.

(d) Damages. In the event the Investor sells the Common Stock as contemplated by the last sentence of Section 2.2(a) above and the Company fails to perform its obligations as mandated in Sections 2.2(a) and (c) above, and specifically fails to provide the Investor with the shares of Common Stock for the applicable Put, the Company acknowledges that the Investor shall suffer financial hardship and therefore shall be liable for any and all out-of-pocket expenses, commissions or fees incurred by the Investor as a result thereof, but not for lost profits or other consequential damages.

Section 2.3 Termination of Investment Obligation.

(a) The obligation of the Investor to purchase Put Shares shall, at the Investor's option, terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that: (i) the Company shall at any time breach in any material respect its obligations under the Transaction Documents (as hereinafter defined) and such breach is not cured by the twentieth (20th) day following notice thereof, (ii) the Registration Statement shall not have become effective by the expiration of the one hundred twentieth (120th) day following the date of this Agreement or (iii) if, after the Effective Date, the Registration Statement ceases to be effective as to all Registrable Securities then owned by or issuable to the Investor, or the prospectus thereunder is not available for use by the Investor to sell Registrable Securities, in either case, for an aggregate of forty five (45) Trading Days.

(b) The obligation of the Company to sell Put Shares to the Investor following delivery of a Put Notice shall terminate if the Investor fails to honor such Put Notice under circumstances where the conditions to the Closing of such Put have been satisfied, and the Company notifies Investor of such termination. Notwithstanding any such termination, the Company shall maintain the Registration Statement in effect (and shall permit the Investor to use the prospectus thereunder to sell Registrable Securities) for not less than forty five (45) Trading Days following the date of any such termination.

(c) The Company shall have the right, by giving five (5) days' prior notice, to terminate this Agreement in its sole discretion at any time on or after the ninety (90) day anniversary of the Effective Date without any liability to the Investor.

Section 2.4 Deliveries. (a) Concurrently with their execution and delivery of this Agreement, the each party hereto shall deliver or cause to be delivered to the other executed original copies of this Agreement and the Registration Rights Agreement.

(b) On the Effective Date, the Company shall deliver to the Investor an opinion letter from counsel to the Company substantially in the form of Exhibit D hereto.

Section 2.5 Fees. The Company hereby agrees to pay the following fees:

(a) Consultant Fees. The Company shall pay on the Closing Date hereunder a one-time Consultant Fee of Two Hundred Fifty Thousand (250,000) shares of Common Stock to the Investor.

(b) Legal Fees. The Company shall pay on the first Closing Date hereunder a one-time legal fee of Five Thousand Dollars ($10,000) to McLaughlin & Stern LLP for services rendered to the Investor in connection with the review and negotiation of the Transaction Documents, which fee may be deducted by the Investor from the gross proceeds due and payable to the Company hereunder.

(c) Cash Fee. On each Closing Date, the Company shall pay to the Investor a cash fee in an amount equal to five percent (5%) of the Investment Amount for such Closing, which cash fee may be deducted by the Investor from the gross proceeds due and payable to the Company hereunder.

(d)  Commitment Fee.  Upon execution of this Agreement, the Company shall issue the Investor a restricted Common Stock certificate in an amount equal to Five Hundred Seventy Two Thousand (572,000) shares (and a warrant to purchase Six Hundred Seventy Two Thousand (672,000) shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.10 per share The Warrant Shares shall have piggy-back and demand registration rights.  The Investor agrees and acknowledges that it shall limit the sales of the shares issuable upon this Section 2.5(d) to no more than ten percent (10%) of the dollar volume of the Common Stock for the previous week.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company as follows:

Section 3.1 Intent. The Investor is acquiring the Investor Shares for its own account for investment purposes and not with a view towards their distribution and has no present arrangement (whether or not legally binding) at any time to sell or distribute the Put Shares to or through any Person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition and the terms and conditions, if any, relating thereto as set forth in this Agreement and the Registration Rights Agreement.

Section 3.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.3 Authority. The Investor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of each of this Agreement and the Registration Rights Agreement by the Investor and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

Section 3.4 Organization and Standing. Investor validly exists, and is in good standing under the laws of the jurisdiction of its organization.

Section 3.5 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising in connection with its investment in the Securities.

Section 3.6 Financial Capacity. Investor currently has the financial capacity to meet its obligations to the Company hereunder, and the Investor has no present knowledge of any circumstances which could cause it to become unable to meet such obligations in the future.

Section 3.7 Underwriter Liability. Investor understands that it is the position of the Commission that with respect to any disposition of Securities through a Registration Statement the Investor will be treated as an underwriter within the meaning of Section 2(11) of the Act. The Investor agrees to be identified as an underwriter of the Registrable Securities sold by it in the Registration Statement.

Section 3.8 Access to Information. Investor acknowledges that it has reviewed the SEC Documents and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the SEC Documents. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect Investor's right to rely on the truth, accuracy and completeness of the SEC Documents and the Company's representations and warranties contained in the Transaction Documents.

The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than as specifically set forth in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as follows:

Section 4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has three operating subsidiaries XCEL Healthcare, Inc., a California corporation; BioSelect Innovations, Inc., a Nevada corporation; and Quality Botanical Ingredients, Inc., a Delaware corporation (the "Subsidiaries"). The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the this Agreement and the Registration Rights Agreement (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

Section 4.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company is not in violation of any of the provisions of its articles of incorporation or by-laws or other organizational documents.

Section 4.3 Capitalization. As of September 27, 2004, the Company had 55,000,000 shares of all classes of stock authorized, of which 50,000,000 shares are classified as common stock, and 5,000,000 shares are classified as preferred stock.  As of the date hereof, there are approximately 13,816,173 shares of common stock, (ii)2,352,948 shares of Series A convertible preferred stock and (iii) 30 shares of Series B Convertible Preferred Stock issued and outstanding.  The Series A and Series B convertible preferred stock are convertible into 2,342,941 and 882,353 shares of common stock respectively.  The Company owns all of the capital stock of its Subsidiaries. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of securities of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. The issue and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any Person other than to the Investor and will not result in any right of any holder of the Company's securities to adjust the exercise, conversion or reset price under such securities.  Except as set forth on Schedule 4.3 herein, as of September 27, 2004, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of the Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities (iii) there are no outstanding registration statements and (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement).  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein.

Section 4.4 Issuance of the shares of Common Stock. When issued and paid for in accordance with the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company has on the date hereof and will, at all times during the Commitment Period maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the Investor to enable it to perform its exercise and other obligations under this Agreement.

Section 4.5 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Registration Statement with the Commission, (ii) filings as may be required under state securities laws, and (iii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "Required Approvals").

Section 4.6 No Default or Violation. Except as described in the SEC Documents, the Company (i) is not in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body, and (iii) is not in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as would not reasonably be expected to individually or in the aggregate, have or result in a Material Adverse Effect.

Section 4.7 SEC Documents; Financial Statements. Since September 1, 2001, the Company has filed all reports required to be filed by it under the Exchange Act including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required unless properly excused from filing by Commission regulation. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Since December 31, 2003, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has resulted or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or otherwise required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing compensation agreements or Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

Section 4.8 Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Section 4.9 Certain Fees. Other than fees payable to the Investor, or its designee, pursuant to Section 2.5 of this Agreement, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, investment banker, bank or other similar Person with respect to the transactions contemplated by this Agreement.

Section 4.10 Solicitation Materials. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

Section 4.11 Listing and Maintenance Requirements Compliance. The Common Stock has not, during the two years preceding the date of this Agreement, been delisted from any securities market or trading facility. The Company has not, in the two years preceding the date of this Agreement received notice (written or oral) from its Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

Section 4.12 Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with its business as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person, to the best knowledge of the Company. To the Company's knowledge, all such Intellectual

Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

Section 4.13 Regulatory Permits The Company possesses all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct its business as described in the SEC Documents, except where the failure to possess such permits would not reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

Section 4.14 Title. The Company has good and marketable title in fee simple to all real property owned by it which is material to the business of the Company and good and marketable title in all personal property owned by it which is material to the business of the Company, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.

Section 4.15 Litigation. Except as set forth on Schedule 4.15 hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities.

Section 4.16 Taxes. All Federal, state, local and foreign tax returns, information returns, reports and estimated Tax returns have been timely filed on behalf of the Company and all Taxes shown on any such return or report have been paid on a timely basis. There is no action, suit, proceeding, investigation, audit or claim now proposed or pending with respect to any Tax of the Company and the Company is not aware of any threatened claim for Tax deficiencies. There are no outstanding agreements or waivers for the extension of time for assessment of any Tax payable by the Company, nor has any such waiver or agreement been requested by the Internal Revenue Service or any other taxing authority. The Company has not filed or been included in a consolidated, unitary or combined Tax return with another person. The Company has collected or withheld all material amounts required to be collected or withheld by it for any Taxes, and all such material amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. The Company is in material compliance with, and its records contain all material information and documents necessary to comply with, all applicable information reporting and Tax withholding requirements. As used herein, the terms "Tax" and "Taxes" shall mean (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, (ii) any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit tax, license, or other tax, governmental fee or other similar assessment or charge, and (iii) any interest and any penalty, addition to tax or additional amount imposed by any federal, state, local or foreign governmental authority responsible for the imposition of any such tax (domestic or foreign).

Section 4.17 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state and foreign securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

Section 4.18 Disclosure. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.19 Absence of Certain Proceedings. None of the following has occurred to the Company:

(a) A filing by or against the Company of a petition under federal bankruptcy or state insolvency laws, or the appointment by a governmental authority (with or without consent) of a receiver, trustee, fiscal agent or similar Person for the business or property of the Company, or any partnership in which it was a general partner or corporation or business association in which it was an executive officer or director either at the time of such petition or appointment or during the two years prior to that time.

(b) A conviction in a criminal Action or being named a subject of a pending criminal Action (excluding traffic violations and other minor offenses).

(c) Being found or otherwise judged by a court of competent jurisdiction in a non-criminal Action or by the Commission, a stock market or another self-regulatory organization, to have violated any securities law or to have breached a fiduciary duty, where such finding or judgment has not been subsequently reversed, suspended, or vacated.

(d) Being subject to any order, judgment or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction, stock market authority or other self-regulatory organization, permanently or temporarily enjoining, barring, suspending or otherwise limiting, any of the then material activities of the Company.

Section 4.20 Employee Relations.  Neither the Company nor any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of the Subsidiaries, is any such dispute threatened.  None of the Company’s or the Subsidiaries’ employees is a member of a union and the Company and the Subsidiaries believe that their relations with their employees are good.

Section 4.21 Environmental Laws.  The Company and the Subsidiaries are (i) in compliance with any and all applicable material foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

Section 4.22 Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

Section 4.23 Internal Accounting Controls.  The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.24 Certain Transactions.  Except as set forth herein, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

ARTICLE V

OTHER AGREEMENTS OF THE PARTIES

Section 5.1 Listing of Common Stock. The Common Stock is traded on the OTC Bulletin Board. The Company does not currently intend to list the Common Stock on another Principal Market. The Company agrees that if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the issued and issuable Securities.

Section 5.2 Exchange Act Registration; Rule 144 Compliance. The Company will cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will use its best efforts to timely comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations thereunder. During the Commitment Period, the Company will notify the Investor immediately following each filing by the Company under the Exchange Act. As long as the Investor owns Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) promulgated under the Act such information as is required for the Investor to sell the Securities under Rule 144 promulgated under the Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Act within the limitation of the exemptions provided by Rule 144 promulgated under the Act, including causing its attorneys to render and deliver any legal opinion required in order to permit such Person to sell its Securities under Rule 144 upon notice of an intention to sell on Form 144 or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 5.3 Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the prospectus or Registration Statement, as the case may be, would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus or Registration Statement.

Section 5.4 Certain Securities Laws Disclosures; Publicity. The Company may in its sole discretion issue a press release acceptable to the Investor disclosing the transactions contemplated hereby, and shall file with the Commission a Current Report on Form 8-K disclosing the transactions contemplated hereby within 15 calendar days after the date of this Agreement. The Company and the Investor shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior consent of the other, except that if such disclosure is required by law or stock market regulation, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the

Company shall not publicly disclose the name of the Investor, or include the names of the Investor in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Investor, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or stock market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure.

Section 5.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices) or to redeem any securities of the Company.

Section 5.6 Market Activity. The Investor agrees that it will not engage, and will not induce any of its Affiliates to engage, in (a) short sales of the Common Stock it purchases hereunder and (b) any activity that manipulates the price of the Common Stock in violation of Regulation M promulgated under the Exchange Act.

ARTICLE VI

CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO DELIVER A

PUT NOTICE AND THE OBLIGATION OF THE INVESTOR TO CLOSE

Section 6.1 Conditions Precedent to the Obligation of the Investor to Close. In addition to the limitations contained in Section 2.1(b), the obligation of Investor hereunder to perform its obligations at any Closing hereunder is subject to the satisfaction, on the applicable Closing Date (a "Condition Satisfaction Date"), of each of the following conditions, or the waiver by the Investor of such conditions:

(a) Representations and Warranties. The representations and warranties of the Company in the Transaction Documents shall be true and correct in all material respects as of the date when made and as of the applicable Condition Satisfaction Date as though first made at that time (except for representations and warranties that speak of a specific date, which need only be true and correct in all material respects as of such date).

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

(c) Delivery of Closing Items. The Company shall have transmitted the Put Shares and the Company Required Items required to be delivered pursuant to Section 2.2.

(d) Registration Statement.

(i) The Registration Statement shall have been declared effective by the Commission and the prospectus thereunder shall be available to the Investor to resell all of the Registrable Securities thereunder.

(ii) Neither the Company nor the Investor shall have received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently.

(iii) The Registration Statement (including the information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of material fact or omit to state any material fact required to be state d therein or necessary to make the statements therein not misleading.

(e) No Suspension of Trading In or Delisting of Common Stock. The Put Shares issuable at the Closing shall be authorized for trading or quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Commission or the Principal Market at any time from the Put Date through the Closing Date. The Company shall not have received any notice from the Principal Market threatening to delist the Common Stock from the Principal Market.

(f) Principal Market Requirements; Compliance. The issuance of the Put Shares with respect to the applicable

Closing, if any, shall not violate the rules and regulations of the Principal Market.

(g) Illegality. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or by the Principal Market that prohibits or materially impairs the transactions contemplated by this Agreement.

(h) Market for Common Stock. On the Closing Date, there shall be at least one bid for the Common Stock on the Principal Market.

(j) Other.  On each Closing Date, the Investor shall have received the certificate executed by an officer of the Company in the form of Exhibit E attached hereto.

ARTICLE VII

DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 7.1 Non-Disclosure of Non-Public Information.

(a) The Company shall not disclose non-public information to the Investor or its advisors or representatives unless prior to disclosure of such information the Company identifies such information as being non-public information and the Investor enter into a non-disclosure agreement in form mutually acceptable to the Company and the Investor.

(b) The Company shall notify the Investor of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification.

(a)

In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, attorneys, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)

In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, attorneys, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the

“Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, the Registration Rights Agreement, or any instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement,  the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on  misrepresentations or due to a  breach by the Investor and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees.  To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(c)

The obligations of the parties to indemnify or make contribution under this Section 8.1 shall survive termination.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 9.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company: Health Sciences Group, Inc. 6080 Center Drive, 6th Floor Los Angeles, CA 90045 Facsimile: (310) 362-8607 Attn: Fred E. Tannous, CEO
With copies to: Lindon Law Corporation 14724 Ventura Blvd, Suite 502 Sherman Oaks, CA 91403 Telephone No: (818) 783-2323

                         Facsimile No: (310) 427-7181

                         Attn: Mark Lindon, Esq.

If to the Investor:      To the address set forth under the

                         Investor's name on the signature page

                         hereto.

With copies to:          McLaughlin & Stern LLP

                         260 Madison Avenue - Suite # 6

                         New York, NY 10016

                         Telephone No:  (212)448-1100

                         Facsimile No:  (212)448-0066

                         Attn: Steven Schuster, Esq.

                         FCIM Corp.

                         1 Rockefeller Plaza

                         Suite 1730

                         New York, NY 10020

                         Telephone No.: (212) 332-1335

                         Facsimile NO.: (212) 208-0977

                         Attn:  Ezzat Jallad

A party may from time to time change its address or facsimile number for notices under this Section by giving at least ten days' prior written notice of such changed address or facsimile number to the other party hereto.

Section 9.3 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor to its function of reporting share prices. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 9.4 Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing any Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company will execute and deliver, in lieu thereof, a new certificate.

Section 9.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Section 9.6 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that the Equity Line Purchase Agreement, dated September 27, 2004, by and between the parties hereto shall remain in full force and effect until the Effective Date at which time such agreement shall be superseded by this Agreement.

Section 9.7 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 9.8 Survival. The representations, warranties and agreements contained herein shall survive each Closing hereunder and shall cease to be of further force and effect upon the expiration of the Commitment Period.

Section 9.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Investor nor the Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, provided, that the Investor shall be prohibited from assigning its obligation to purchase Put Shares hereunder.

Section 9.10 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor will be entitled to specific performance of the obligations of the Company under the Transaction Documents. The Company and the Investor agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 9.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement such substitute provision to have the same force and effect as if it were part of this Agreement as of the date hereof.

Section 9.12 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.13 Fees and Expenses. Except as otherwise set forth in Section 2.5 hereof and the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 9.14 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 9.15  Brokerage.  Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party.  The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

HEALTH SCIENCES GROUP, INC.

By: _________________ Name: Fred E. Tannous Title: Chief Executive Officer

VESTCAP INTERNATIONAL MANAGEMENT, LTD.

By: ____________________ Name: Title:

EXHIBIT A

PUT NOTICE

To: __________________________.

______________________________

_______________________________

Attention:

Health Sciences Group, Inc., a Colorado corporation (the "Company"), hereby irrevocably elects to exercise its right pursuant to the Equity Line Purchase Agreement, dated as of ____________, 2004 (the "Agreement"), to require __________________ to purchase Put Shares pursuant to terms of the Agreement. Terms used and not defined herein shall have the meaning ascribed to them in the Agreement

The Company hereby certifies that:

1. The requested Investment Amount is: $_______________, but not to exceed $___________.

2. The Put Date is ____________.

3. The Closing Date is ____________ using a Valuation Period that runs from _________ to __________.

By its delivery of this Put Notice, the Company hereby certifies that as of the date of this Put Notice, it has satisfied all of the conditions set forth in paragraphs 6.1(a), (b), (d), (e), (f) and (g) of the Agreement and that, to the best of its knowledge, no statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or by the Principal Market that prohibits or materially impairs the transactions contemplated hereby.

The undersigned has executed this Put Notice as of this _____ day of ______, _______.

HEALTH SCIENCES GROUP, INC.

By: _________________________________

Name:

Title:

EXHIBIT B

CALCULATION NOTICE

To: __________________

_____________________

______________________

Attention:

In connection with the Put Notice delivered on ___________ by Health Sciences Group, Inc., a Colorado corporation (the "Company"), pursuant to the Equity Line Purchase Agreement, dated as of ____________, 2004 (the "Agreement"), the Company hereby certifies that:

1. The total Investment Amount is: $_______________("IA").

2. The Valuation Period for this Closing runs from _________ to __________.

3. 95% of the lowest Bid Price (subject to adjustment) during the applicable Valuation Period is: $________ ("PP").

4. The number of Put Shares (IA/PP) issuable on this Closing Date is:______________.

The undersigned has executed this Calculation Notice as of this _____ day of ______, _______.

HEALTH SCIENCES GROUP, INC.

By: __________________________________

Name:

Title:

EXHIBIT C

(Registration Rights Agreement)

Exhibit D

(Form of Legal Opinion)

(1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those jurisdictions in which the failure so to qualify would not have a Material Adverse Effect.

(2) When issued and paid for, the Put Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Certificate of Incorporation or Bylaws or in any agreement to which the Company is party which is filed as an attachment to an SEC Document.

(3) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Put Shares. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or stockholders is required. Each of the Transaction Documents has been duly executed and delivered by the Company and each of the Transaction Documents constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

(4) The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Put Shares, do not and will not (i) conflict with or violate any provision of the Company's Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, (A) any agreement, indenture or other written instrument of the Company or instrument to which the Company is a party attached as an exhibit to the SEC Documents and (B) to counsel's knowledge, any other agreement, indenture or other written instrument relating to indebtedness of the Company or instrument to which the Company is a party, (iii) result in a violation of any law, rule or regulation of any governmental authority, regulatory body, stock market or trading facility to which the Company is subject, or by which any property or asset of the Company is bound or affected, or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of which we have knowledge of any court or governmental authority.

Exhibit E

(Form of Certificate)

Schedule 4.3

(Convertible Securities)

Description of Convertible Securities

       Aggregate Amount of Shares Issuable

1.  Shares issuable upon conversion of Debentures

-

959,663

a.  Cedar Crescent Holdings Limited

 471,428

b.  Castlerigg Master Investments Limited

488,235

2.  Options issued under the Company’s Stock Option Plan

      convertible into Common Stock

-

             3,476,000

3.  Warrants exercisable for shares of Common Stock

-

              7,443,619

Schedule 4.15

(Litigation)

On March 24, 2003, First Mirage, Inc. filed an action against the Company, Bill Glaser and Transfer Online, Inc., in the United States District Court, District of Oregon (CV 03 382 KI).  The complaint contains claims for declaratory judgment, breach of state statutory obligations, conversion, intentional interference with economic relations, breach of fiduciary duty, and negligence.  The complaint alleges that the defendants wrongfully prevented First Mirage from completing its sale of 66,337 shares of the Company's Common Stock on the open market by refusing to reissue the stock certificate representing those shares without a restrictive legend. The complaint seeks damages in an amount subject to proof at trial, but not less than $90,000.  The complaint also seeks pre and post-judgment interest, punitive damages, and injunctive relief.

The Company believes that because the shares at issue had been sold to First Mirage by an affiliate of the Company, they were subject to the one-year holding period set forth in Rule 144 (promulgated under the Securities Act of 1933), which had not expired at the time of the proposed sale.  The Company thus believes that the complaint is without merit and intends to defend the lawsuit vigorously.  The Company, moreover, has agreed to provide a defense for Mr. Glaser and Transfer Online, Inc.

This litigation is in its early stages and discovery has not commenced.  Therefore, the Company is unable to opine as to the probable outcome of this matter at this time.